EXHIBIT 10.14
No. S015159
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
BETWEEN:
JANIE JEFFERY and RONALD MENSING
Plaintiffs
AND:
NORTEL NETWORKS CORPORATION, JOHN A. ROTH,
FRANK A. DUNN, F. WILLIAM CONNOR and CHAHRAM BOLOURI
Defendants
Brought under the Class Proceedings Act, R.S.B.C. 1996, c.50
ORDER

	)	THE HONOURABLE	)	TUESDAY THE 27TH DAY
BEFORE	)		)
	)	MR. JUSTICE GROBERMAN	)	OF JUNE 2006
     THE APPLICATION of the Plaintiffs for an Order certifying this action as a class proceeding for the purpose of settlement, approving the notice to Class Members, and other declaratory relief coming on for hearing at Vancouver, British Columbia on the 27th day of June 2006, AND ON HEARING David A. Klein, counsel for the Plaintiff, AND ON HEARING Gregory J. Nash, counsel for the Defendants Nortel Networks Corporation, John A. Roth, F. William Conner and Chahram Bolouri, AND ON READING the materials filed, including the Settlement Agreement (defined herein).
1.	THIS COURT ORDERS AND DECLARES that for the purposes of this Order the following definitions apply and are incorporated into this Order:
(a)	“British Columbia Action” means this proceeding;

(b)	“British Columbia Class” means the class certified for the purpose of settlement in the British Columbia Action pursuant to paragraph 3 of this Order;

(c)	“British Columbia Class Counsel” means Klein Lyons.

(d)	“British Columbia Class Counsel Fees” means the fees, disbursements, costs, GST, and other applicable taxes or charges of British Columbia Class Counsel;

(e)	“British Columbia Class Member” means a member of the British Columbia Class who does not opt out of the British Columbia Class in the manner set forth in this Order;

(f)	“British Columbia Court” means the Supreme Court of British Columbia;

(g)	“Claims Administrator” means the entity approved by this Court pursuant to paragraph 11 to administer the Settlement;

(h)	“Class Members” means members of the British Columbia Class, the Ontario National Class, the Quebec Class and the U.S. Global Class;

(i)	“Class Period” means the period of time between October 24, 2000 through February 15, 2001, inclusive;

(j)	“Courts” means the British Columbia Court, the Ontario Court, the Quebec Court and the U.S. Court;

(k)	“Defendants” means Nortel and the persons named as defendants in the British Columbia Action;

(l)	“Escrow Agents” has the meaning set forth in the Stipulation;

(m)	“Excluded Persons” means Nortel and the Individuals, members of any of the Individuals’ immediate families, any entity in which Nortel or any of the Individuals has a controlling interest or is a parent or subsidiary of or is controlled by Nortel, and the officers, directors, affiliates, legal representatives, heirs, predecessors, successors or assigns of any of Nortel and the Individuals;

(n)	“Gross Cash Settlement Fund” has the meaning set forth in the Stipulation;

(o)	“Gross Settlement Shares” means 314,333,875 shares of common stock of Nortel to be issued by Nortel, pursuant to the Settlement, as may be adjusted in accordance with paragraph 4(d) of the Stipulation;

(p)	“Individuals” means Clarence Chandran, Frank Dunn and John Andrew Roth;

(q)	“Nortel” means the Defendant, Nortel Networks Corporation;

(r)	“Nortel I Actions” means the Ontario National Action, the Quebec Action, the British Columbia Action and the U.S. Action;

(s)	“Nortel I Defendants” means the Defendants and Frank A. Dunn, William R. Hawe, Clarence Chandran, and Deloitte & Touche LLP;

(t)	“Notice” means the notice to the classes in the Nortel I Actions substantially in the form attached as Schedule “B” to this Order;

(u)	“Notice Plan” means the plan for the publication and dissemination of the Notice, Publication Notice and Proof of Claim by the Claims Administrator, attached as Schedule “D” to this Order;

(v)	“Ontario Court” means the Ontario Superior Court of Justice;

(w)	“Ontario National Action” means the proceeding in the Ontario Superior Court of Justice, Frohlinger v. Nortel Networks Corporation et al., Ontario Court File No. 02-CL-4605;

(x)	“Ontario National Class” means all persons and entities, except Excluded Persons and members of the British Columbia Class and the Quebec Class who, while resident in Canada at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(y)	“Proof of Claim” means the form substantially in the form attached as Schedule “C” to this Order;

(z)	“Publication Notice” means the summary notice of certification and proposed settlement, and of the hearing of the Settlement Approval Motion, substantially in the form attached as Schedule “E” to this Order;

(aa)	“Quebec Action” means the proceeding in the Superior Court of Quebec (District of Montreal), Association de Protection des Epargnants et Investisseurs du Québec v. Corporation Nortel Networks, No: 500-06-000126-017;

(bb)	“Quebec Class” means all persons, except Excluded Persons who, while resident in Quebec at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period;

(cc)	“Quebec Court” means the Superior Court of Quebec;

(dd)	“Released Parties” means any and all of the Nortel I Defendants, their past or present subsidiaries, parents, principals, affiliates, general or limited partners or partnerships, successors and predecessors, heirs, assigns, officers, directors, agents, employees, attorneys, advisors, investment advisors, investment bankers, underwriters, insurers, co-insurers, re-insurers, attorneys, accountants, auditors, consultants, administrators, executors, trustees, personal representatives, immediate family members and any person, firm, trust, partnership, corporation, officer, director or other individual or entity in which any Nortel I Defendant has a controlling interest or which is related to or affiliated with any of the Nortel I

Defendants, and the legal representatives, heirs, executors, administrators, trustees, successors in interest or assigns of the Nortel I Defendants;
(ee)	“Representative Plaintiffs” means, collectively, the representative or lead plaintiffs in each of the Nortel I Actions;

(ff)	“Settled Claims” means any and all claims, debts, demands, rights or causes of action, suits, matters, and issues or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on United States or Canadian federal, state, provincial, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or un-matured, whether class or individual in nature, including both known claims and Unknown Claims, (i) that have been asserted in any of the Nortel I Actions against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members in the Nortel I Actions, or any of them, against any of the Released Parties, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the Nortel I Actions and that relate to the purchase of Nortel common stock or call options or the sale of Nortel put options during the Class Period or (iii) any oppression or other claims under the Business Corporations Act, R.S.C. 1985, c. C-44, as amended, that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions, set forth or referred to in the Nortel I Actions. “Settled Claims” does not mean or include claims, if any, against the Released Parties arising under the United States Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq. (“ERISA”) that are not common to all Class Members and which ERISA claims are the subject of an action pending before the Judicial Panel on Multidistrict Litigation, denominated In re Nortel Networks Securities and “ERISA’ Litigation, MDL Docket No. 1537. “Settled Claims” further does not include (a) the action in Rohac et al v. Nortel Networks et al, Ontario Superior Court of Justice, Court File No. 04-CV-3268; and (b) “the application brought in Indiana Electrical Workers Pension Trust Fund IBEW and Laborers Local 100 and 397 Pension Fund v. Nortel Networks Corporation, Ontario Superior Court of Justice, Court File No. 49059, for leave pursuant to the Canada Business Corporations Act to commence a representative action in the name of and on behalf of Nortel against certain of the Released Parties and others;

(gg)	“Settlement Agreement” means the Settlement Agreement and Confirmation of Stipulation and Agreement of Settlement, including the Stipulation attached thereto, entered into between the Plaintiffs herein and Nortel, through their counsel, dated June 20, 2006, which is attached to this Order as Schedule “A”;

(hh)	“Settlement” means the proposed settlement of the Nortel I Actions pursuant to the terms set forth in the Stipulation;

(ii)	“Settlement Approval Motion” means the motion for final approval of the Settlement by this Court to be heard at the date, time and location described in paragraph 6 of this Order;

(jj)	“Stipulation” means the Stipulation and Agreement of Settlement attached to the Settlement Agreement as Schedule “A”;

(kk)	“Supplemental Agreement” means the agreement referred to in paragraph 23 of the Stipulation setting forth certain conditions under which the Settlement may be terminated by Nortel If potential Class Members who purchase in excess of a certain number of Nortel common stock or options on Nortel common stock during the Class Period exclude themselves from the Class;

(ll)	“Unknown Claims” means any and all Settled Claims which any of the Representative Plaintiffs, or Class Members does not know or suspect to exist in his, her or its favour at the time of the release of the Released Parties which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement;

(mm)	“U.S. Action” means the proceeding in the U.S. Federal District Court for the Southern District of New York, Consolidated Civil Action No. 2001-CV-1855 (RMB), certified by that Court as a class action on September 5, 2003;

(nn)	“U.S. Court” means the U.S. Federal District Court for the Southern District of New York;

(oo)	“U.S. Global Class” means all persons, except Excluded Persons, who purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock (collectively, “Nortel Securities”) during the Class Period, and who suffered damages thereby, including, but not limited to, those persons or entities who traded in Nortel Securities on the New York Stock Exchange and/or the Toronto Stock Exchange. Excluded from this class are any putative class members who previously requested exclusion in response to a notice dated March 10, 2004 that was mailed to members of this class beginning on April 12, 2004 notifying them of the pendency of the U.S. Action.
2.	THIS COURT ORDERS that the British Columbia Action be certified as a class proceeding for the purpose of settlement.

3.	THIS COURT ORDERS that the British Columbia Class be defined as:
All persons and entities, except Excluded Persons who, while resident in British Columbia at the time, purchased Nortel common stock or call options on Nortel common stock or wrote (sold) put options on Nortel common stock during the Class Period.
4.	THIS COURT ORDERS that Janie Jeffery and Ronald Mensing are appointed as the representative plaintiffs for the British Columbia Class.
5.	THIS COURT ORDERS that the British Columbia Action is certified as a class proceeding for settlement purposes only, on the basis of the following common issue:
Did Nortel make false or misleading statements or omissions concerning its financial performance or its revenue and earnings guidance during the Class Period?.
6.	THIS COURT ORDERS that the Settlement Approval Motion and the motion by British Columbia Class Counsel for approval of British Columbia Class Counsel Fees shall be heard by this Court on a date to be set by this Court, approximately 90 days from the date set herein for the mailing of the Notice, at the Supreme Court of British Columbia, 800 Smithe Street, Vancouver, British Columbia.

7.	THIS COURT ORDERS that each potential member of the British Columbia Class who elects to opt out of the British Columbia Class must do so by writing a letter, signed by such person, clearly requesting exclusion and indicating the name, address and telephone number of the person seeking to opt out and the date(s), price(s), and number(s) of shares of all purchases of Nortel common stock or call options on Nortel common stock and of all put options of Nortel common stock written (sold) during the Class Period, and sending it by first class mail post marked no later than 60 days after the date set herein for the mailing of the Notice to the address indicated in the Notice.
8.	THIS COURT ORDERS that any potential member of the British Columbia Class who does not opt out in accordance with paragraph 7 of this Order shall be bound by any future Orders in the British Columbia Action, and shall be bound by the terms of the Settlement if approved by each of the Courts in the Nortel I Actions.

9.	THIS COURT ORDERS that potential members of the British Columbia Class who, prior to the date of this Order, opted out of, or requested exclusion from, the U.S. Action will be members of the British Columbia Class and shall be bound by any future Orders in the British Columbia Action and by the terms of the Settlement, unless they opt out of the British Columbia Class in accordance with paragraph 7 of this Order.

10.	THIS COURT ORDERS that any potential member of the British Columbia Class who opts out of the British Columbia Class in accordance with paragraph 7 of this Order may no longer participate in the Settlement or any continuation of the Nortel I Actions, shall not be entitled to file a Proof of Claim as provided in paragraph 21 of this Order, shall not be entitled to receive any payment out of the Settlement, and shall not be entitled to object to the approval of the Settlement as provided in paragraph 23 of this Order.

11.	THIS COURT ORDERS that The Garden City Group, Inc. is hereby appointed and approved as the Claims Administrator, and shall be subject to the jurisdiction of this Court for all matters relating to the British Columbia Action, including the administration, interpretation, effectuation or enforcement of the Settlement Agreement and this Order.

12.	THIS COURT ORDERS that the Escrow Agents, acting in their capacity as escrow agents, shall be subject to the jurisdiction of this Court in respect of the Gross Cash Settlement Fund.

13.	THIS COURT ORDERS that the form and content of the Notice, substantially in the form attached hereto as Schedule “B”, is hereby approved.

14.	THIS COURT ORDERS that the form and content of the Proof of Claim form, substantially in the form attached hereto as Schedule “C”, is hereby approved.

15.	THIS COURT ORDERS that the plan of dissemination of the Notice substantially in the manner described in the Notice Plan attached to this Order as Schedule “D”, is hereby approved.

16.	THIS COURT ORDERS that upon approval of the Notice and the Proof of Claim and the appointment of The Garden City Group, Inc. as the Claims Administrator by the Courts, the Claims Administrator shall cause the Notice and the Proof of Claim, substantially in the forms attached as Schedules “B” and “C” to this Order, to be mailed, by first class mail, postage prepaid, no later than 14 days after entry of the last order by any order of the Courts in the Nortel I Actions and the Nortell II Actions (as defined in the Stipulation) approving the Notice applicable to that proceeding, to all members of the British Columbia Class who can be identified with reasonable effort, in accordance with the Notice Plan.

17.	THIS COURT ORDERS that additional copies of the Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners,

and such record holders shall be reimbursed from the Gross Settlement Fund (as defined in the Stipulation), upon receipt by the Claims Administrator of proper documentation, for the reasonable expense of sending the Notice and Proof of Claim to beneficial owners.
18.	THIS COURT ORDERS that British Columbia Class Counsel shall, at or before the hearing of the Settlement Approval Motion, file with the Court proof of mailing of the Notice and Proof of Claim.

19.	THIS COURT ORDERS that the form of Publication Notice in substantially the form and content attached hereto as Schedule “E” is hereby approved and directs that the Claims Administrator shall cause the Publication Notice to be published in accordance with the Notice Plan, which publication shall begin within ten (10) days of the mailing of the Notice, and British Columbia Class Counsel shall, at or before the hearing of the Settlement Approval Motion, file with this Court proof of the publication of the Publication Notice.

20.	THIS COURT ORDERS that in order to be entitled to participate in the Net Settlement Fund (as defined in the Stipulation), each British Columbia Class Member shall take the following actions and be subject to the following conditions:
(a)	A properly executed Proof of Claim, substantially in the form attached hereto as Schedule “C”, must be submitted to the Claims Administrator, at the Post Office Box indicated in the Notice, postmarked not later than 120 days after the date set herein for the mailing of the Notice. Such deadline may be further extended by order of this Court.

(b)	Each Proof of Claim shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received prior to the motion for an order of this Court approving distribution of the Net Settlement Fund (as defined in the Stipulation).

(c)	Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Notice.
21.	THIS COURT ORDERS that the Proof of Claim submitted by each British Columbia Class Member must satisfy the following conditions:
(a)	it must be properly completed, signed and submitted in a timely manner in accordance with the provisions of the preceding paragraph;

(b)	it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by the Claims Administrator;

(c)	if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the British Columbia Class Member must be included in the Proof of Claim; and

(d)	the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.
22.	THIS COURT ORDERS that, as part of the Proof of Claim, each British Columbia Class Member shall submit to the jurisdiction of this Court with respect to the claim submitted, and shall (subject to the approval of the Settlement by the Courts), release all Settled Claims against the Released Parties.

23.	THIS COURT ORDERS that British Columbia Class Members who wish to file with the Court an objection to or comment on the Settlement or to the approval of British Columbia Class Counsel Fees, shall deliver a written submission to the Claims

Administrator at the address indicated in the Notice, no later than 60 days after the date set herein for the mailing of the Notice, and the Claims Administrator shall file all such submissions with the Court prior to the hearing of the Settlement Approval Motion.
24.	THIS COURT ORDERS that if (a) the Settlement is terminated by Nortel pursuant to the Supplemental Agreement and paragraph 26 of the Stipulation or (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and any of the Representative Plaintiffs or Nortel elect(s) to terminate the Settlement as provided in paragraph 25 in the Stipulation; or (c) is terminated pursuant to paragraph 27 of the Stipulation, then: (i) this Order, including the certification of the British Columbia Action as a class proceeding for the purpose of the settlement, shall be set aside and be of no further force or effect, and without prejudice to any party; (ii) each party to the British Columbia Action shall be restored to his, her or its respective position in the litigation as it existed immediately prior to the execution of the Settlement Agreement; and (iii) this action shall be decertified as a class proceeding pursuant to Section 10 of the Class Proceedings Act, RSBC 1996, c.50, without prejudice to the Plaintiffs’ ability to reapply for certification.

25.	THIS COURT ACKNOWLEDGES having been notified that a determination of fairness of the Settlement at the Settlement Approval Hearing will be relied upon by Nortel for an exemption, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, 15 U.S.C. § 77c(a)(1), to enable the Gross Settlement Shares to he distributed to Class Members, and to counsel for the Representative Plaintiffs as may be awarded by the respective Courts, without registration and compliance with the prospectus delivery requirements of U.S. securities laws.

BY THE COURT

	/s/	/s/
DEPUTY DISTRICT REGISTRAR

CHECKED/FORM
/s/

Approved as to form and consented to:

/s/
Solicitor for the Plaintiffs

/s/		[stamp
Solicitor for the Defendants		ENTERED
Nortel Networks Corporation,		JUN 27 2006
John A. Roth, F. William Conner		VANCOUVER REGISTRY
and Chahram Bolouri		VOL S1389 FOL 98 ]

No. S015159
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
BETWEEN:
JANIE JEFFERY and RONALD MENSING
Plaintiffs
AND:
NORTEL NETWORKS CORPORATION, JOHN A ROTH,
FRANK A. DUNN, F. WILLIAM CONNOR and
CHAHRAM BOLOURI
Defendants

ORDER

Klein Lyons
Barristers & Solicitors
Suite 1100 – 1333 West Broadway
Vancouver, BC V6H 4C1
Tel: 604-874-7171
Attention: David A. Klein